                                                                    EXHIBIT 99.1

(PFS WEB LOGO)


         FOR IMMEDIATE RELEASE
         Contact: MARK C. LAYTON                        PRESTON F. KIRK, APR
         Senior Partner and Chief                       Michael A. Burns
         Executive Officer & Associates                 (830) 693-4447
         or THOMAS J. MADDEN                            kirk@281.com
         Senior Partner and Chief Financial Officer
         (972) 881-2900

                      PFSWEB REPORTS THIRD QUARTER RESULTS
               $3.4M Private Placement and Amended Credit Facility
                      Further Strengthen Financial Position

         PLANO, TEXAS (NOVEMBER 10, 2003) - PFSweb, Inc. (NASDAQ: PFSW), a leading provider of business process outsourcing solutions, today reported its results for the quarter ended September 30, 2003.

         "PFSweb's consolidated results for the September 2003 quarter include total net revenues of $68.4 million, EBITDA of $0.5 million, and a net loss of $1.1 million, or $0.06 per share," said Tom Madden, Senior Partner and Chief Financial Officer of PFSweb. "Our consolidated balance sheet as of September 30, 2003 reflects $100.3 million in total assets, including $13.7 million in cash (of which $2.3 million is restricted), and shareholders' equity of $25.5 million, or $1.34 per share."

         "As we have previously indicated, the June quarter is the seasonal peak for our largest service fee client, while March is that client's lowest quarter, said Mark C. Layton, Senior Partner and Chief Executive Officer of PFSweb. "Our financial performance for the September 2003 quarter trended downward from the June 2003 quarter, as expected. While we would have obviously liked to report a second consecutive quarter of net profit, I believe that PFSweb continues on a solid path towards sustainable profitability. Our net loss of $1.1 million represents an improvement of $3.6 million compared to the net loss of $4.7 million for the quarter ended September 2002, which included $2.2 million of restructuring related charges. Significantly reduced SG&A levels in 2003 versus the previous year, combined with solid overall gross margin performance, continue to be the primary factors in the overall improvement in bottom line performance.

         "One of the most promising signs that I take from our recent quarterly results is what I believe is solid evidence of the operating leverage PFSweb can obtain if we can generate and sustain higher service fee revenue levels. During the first nine months of 2003, we have increased our net service fee revenues, while minimizing the increase in SG&A expenses and maintaining a solid overall gross profit percentage. This 'operating and overhead expense leverage' is one of the most exciting future potentials for improved financial performance of PFSweb in the years to come.

         "In February, we announced our 2003 strategy of Quality, Growth and Profit in 2003, or QGP in 2003," Layton said. "Our focus on quality has been solid throughout 2003 and our performance this past quarter was even stronger. We will continue to make investments that will allow us to further improve our overall quality statistics, as well as system reliability. While our overall capital investments have been and are projected to remain modest, we continue to invest in specific capital and development projects that we believe are significant to attaining our 2003 QGP objectives.

         "Growth is a key element of our 2003 strategy," Layton continued. "On an overall basis, we experienced modest growth this quarter from our existing clients. As we indicated in August, our new business closures for 2003 are behind our plan, but have been somewhat offset by existing client growth. We are pleased to have closed several new or expanded client relationships in the past three months. Implementation of certain of these new client relationships is underway, and we expect to begin to see revenue contributions from these clients in early calendar year 2004. We continue to generate solid new business lead opportunities, and we have issued proposals for a strong book of proposed business solution opportunities aggregating approximately $40 million. We have received non-binding acceptance of certain of these proposals, including opportunities with both new and existing clients, which are now in contracting stage. While I am not in a position to boldly state that the economic recovery has begun, we are hopeful that the tide is finally turning.

         "Because we continue to see signs of economic recovery, as well as positive results from our lead generation efforts, we are evaluating increasing the investments in our marketing and lead generation engine for calendar year 2004. Our confidence in the scalability of our business-to-business lead generation engine, combined with improving business conditions, lead us to believe that these additional investments will help us generate additional opportunities next year."

         "PFSweb's financial position remains solid," Madden stated. Our operating results, excluding depreciation and amortization, for the September quarter was approximately breakeven, allowing us to maintain our strong cash position. We continue to be pleased with the improvements in our financial results over historical levels but also recognize that we require growth and cost containment to allow us to reach sustainable profitability.

         "In September, we amended our financing agreement with Comerica," Madden added. "Previously, this facility provided for financing of up to $7.5 million of eligible accounts receivable. As amended, the facility now provides for financing of up to $5.0 million of eligible accounts receivable and financing of up to $2.5 million of eligible equipment purchases. As a result of this amendment, we have re-financed certain of our previous debt and lease agreements to remove the associated letter of credit cash restrictions. Thus, while our total cash of $13.7 million was consistent with our June 30, 2003 balance of $13.6 million, the unrestricted cash position increased by $1.5 million. Our borrowings under the Comerica agreement amounted to $1.3 million as of September 30, 2003, compared to $2.9 million as of June 30, 2003.

         "In addition, as announced earlier today, we are pleased to have completed our private placement transaction with certain institutional investors this past week, which generated approximately $3.2 million of net incremental proceeds for the company. These proceeds further strengthen the company's solid financial position. We believe our cash, available working capital sources, improving financial performance and operating efficiency will provide us the capital resources necessary to support our business for the foreseeable future."

         "As an update on our near-term outlook," Layton concluded, "while we believe our new business activity is beginning to show signs of sustained improvement, it will still be a few quarters before we benefit from the new revenue due to the lengthy contracting and implementation periods. Near term, we currently believe that our operating results for the December 2003 quarter will be generally similar to that of the September 2003 quarter. In addition, the company may record certain previously announced, non-payroll related restructuring charges which are expected to be less than $0.4 million and would result in reduced operating costs in the future."

         Consistent with the prior quarter, the GAAP results presented in Exhibit A reflect the consolidation of the Supplies Distributors business since the October 1, 2002 acquisition. For clarity and comparison purposes, Exhibit B provides consolidating financial statements showing the historical PFSweb service fee business unit, the Supplies Distributors business unit and the resulting elimination adjustments related to services that PFSweb provides for Supplies Distributors.

         CONFERENCE CALL INFO:

         PFSweb will hold a conference call Tuesday, November 11, 2003 at 10:00 a.m. Central Time. To ensure attendance on the call, plan to dial in by 9:50 a.m. to 973-582-2741. Ask to be placed on the PFSweb Earnings Release Conference Call. Two hours after the conference, a recorded playback can be heard for 14 days at 973-341-3080, using the confirmation number 4288332. Check www.pfsweb.com and our November 3, 2003 investor conference call press release for more details on the call.

         ABOUT PFSWEB, INC.

         When the world's brand names need proven, fast and secure business infrastructure to enable traditional and e-commerce strategies, they choose PFSweb for comprehensive outsourcing solutions. The PFSweb team of experts designs diverse solutions for clients around a flexible core business infrastructure. PFSweb provides solutions that include: professional consulting services, order management, web-enabled customer contact centers, customer relationship management, international distribution services, kitting and assembly services, managed web hosting and site design, billing and collection services and ERP information interfacing utilizing the Entente Suite(SM).

         Our services are available for a multitude of industries and company types, including such clients as International Business Machines (NYSE:
         IBM), Adaptec (NASDAQ: ADPT), the U.S. Mint, Avaya Communication (NYSE:
         AV), Lancome, a cosmetics division of L'Oreal International (ADR:
         LORLY), Xerox (NYSE: XRX), Pharmacia/Upjohn (NYSE: PHA), Nokia (NYSE:
         NOK), Hewlett-Packard (NYSE: HPQ), Smithsonian Business Ventures and Roots Canada.

         The matters discussed in this news release (except for historical information) and, in particular, information regarding future revenue, earnings and business plans and goals, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and are subject to and involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties include, but are not limited to, our ability to retain and expand relationships with existing clients and attract new clients; our dependence upon our agreements with IBM; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients' projections or transaction volume or product sales; our client mix and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the market for our services; trends in e-commerce; whether we can continue and manage growth; changes in the trend toward outsourcing; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer concentration of our business; the unknown effects of possible system failures and rapid changes in technology; trends in government regulation both foreign and domestic; foreign currency risks and other risks of operating in foreign countries; potential litigation involving our e-commerce intellectual property rights; our dependency on key personnel; our ability to raise additional capital or obtain additional financing; our relationship with and our guarantees of the working capital indebtedness of our subsidiary, Supplies Distributors; and our ability or the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; our ability to file an effective registration statement for the private placement; and whether warrants sold in the private placement will be exercised in the future. A description of these factors, as well as other factors, which could affect the Company's business, is set forth in the Company's Form 10-K for the year ended December 31, 2002.

         In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

         To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit our Web site at www.pfsweb.com. The PFSweb Web site is not part of this release. PFSweb is a registered trademark. Entente Suite is a service mark of PFSweb. All rights reserved.

                         - FINANCIAL STATEMENTS FOLLOW -

EXHIBIT A
PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (A)
(In Thousands, Except Per Share Data)

                                                               Three Months Ended               Nine Months Ended
                                                                 September 30,                    September 30,
                                                           --------------------------      --------------------------
                                                             2003             2002            2003            2002
                                                           ----------      ----------      ----------      ----------
Revenues:
    Product revenue, net .............................     $   60,300      $       --      $  183,156      $       --
    Gross service fee revenue ........................          8,918           8,583          27,445          26,289
    Gross service fee revenue, affiliate (B) .........             --           1,722              --           4,862
                                                           ----------      ----------      ----------      ----------
      Total gross revenues ...........................         69,218          10,305         210,601          31,151
    Less pass-through charges ........................            858             783           2,296           2,973
                                                           ----------      ----------      ----------      ----------
      Net revenues ...................................         68,360           9,522         208,305          28,178
                                                           ----------      ----------      ----------      ----------
Costs of revenues:
    Cost of product revenue ..........................         56,988              --         172,980              --
    Cost of net service fee revenue ..................          5,691           5,797          17,018          17,552
                                                           ----------      ----------      ----------      ----------
      Total costs of revenues ........................         62,679           5,797         189,998          17,552
                                                           ----------      ----------      ----------      ----------
    Gross profit .....................................          5,681           3,725          18,307          10,626
Selling, general and administrative expenses .........          6,275           6,669          18,830          20,636
Severance and other termination costs ................             --           1,248              --           1,248
Asset impairment .....................................             --             922              --             922
                                                           ----------      ----------      ----------      ----------
    Loss from operations .............................           (594)         (5,114)           (523)        (12,180)
Equity in earnings of affiliate ......................             --             265              --           1,163
Interest expense .....................................            489             114           1,685             264
Interest income ......................................            (14)           (269)            (96)           (952)
                                                           ----------      ----------      ----------      ----------
    Loss before income taxes .........................         (1,069)         (4,694)         (2,112)        (10,329)
Income tax provision .................................             72              --             336              --
                                                           ----------      ----------      ----------      ----------
    Net loss .........................................     $   (1,141)     $   (4,694)     $   (2,448)     $  (10,329)
                                                           ==========      ==========      ==========      ==========

Net loss per share, basic and diluted ................     $    (0.06)     $    (0.26)     $    (0.13)     $    (0.57)
                                                           ==========      ==========      ==========      ==========

Weighted average number of shares outstanding, basic
    and diluted ......................................         18,761          18,268          18,537          18,201
                                                           ==========      ==========      ==========      ==========

Pro Forma EBITDA (LBITDA) (C) ........................     $      548      $   (1,435)     $    2,974      $   (5,403)
                                                           ==========      ==========      ==========      ==========

(A) The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2002.

(B) Service fee revenue, affiliate reflects revenue earned by PFSweb for services provided to Supplies Distributors, in connection with the sales, distribution and management services for primarily IBM product, and prior to the consolidation of Supplies Distributors effective October 1, 2002. PFSweb fees earned applicable to the Supplies Distributors' business were $1.7 million and $4.7 million for the three and nine months ended September 30, 2002.

(C) "EBITDA (LBITDA)," or earnings (loss) before interest, taxes, depreciation, and amortization, and excluding equity in earnings of affiliate, is widely used by analysts, investors and other interested parties. EBITDA (LBITDA) is presented because we believe it is useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effect of financing, income taxes in the accounting effects of capital spending ,which items may vary from different companies for reasons unrelated to overall operating performance. EBITDA (LBITDA) is not a financial measure determined by generally accepted accounting principles and should not be considered as an alternative to net income (loss) as a measure of operating results or to cash flows as a measure of funds available for discretionary or other liquidity purposes. EBITDA (LBITDA) may not be comparably calculated from one company to another. Pro Forma EBITDA (LBITDA) shown excludes "Severance and other termination costs" and "Asset impairments." A reconciliation of net income
     (loss) to Pro Forma EBITDA (LBITDA) is as follows:

                                                             Three Months Ended              Nine Months Ended
                                                                September 30,                  September 30,
                                                         --------------------------      --------------------------
                                                            2003            2002            2003            2002
                                                         ----------      ----------      ----------      ----------
Net income (loss) ..................................     $   (1,141)     $   (4,694)     $   (2,448)     $  (10,329)
    Income tax provision ...........................             72              --             336              --
    Interest expense (income) ......................            475            (155)          1,589            (688)
    Equity in earnings of affiliate ................             --            (265)             --          (1,163)
    Severance and other termination costs and
      asset impairment .............................             --           2,170              --           2,170
    Depreciation and amortization...................          1,142           1,509           3,497           4,607
                                                         ----------      ----------      ----------      ----------
Pro Forma EBITDA (LBITDA)..........................      $      548      $   (1,435)     $    2,974      $   (5,403)
                                                         ==========      ==========      ==========      ==========

PFSWEB, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

                                                                                       September 30,      December 31,
                                                                                           2003               2002
                                                                                       -------------      -------------
                                                                                        (Unaudited)
                                      ASSETS

CURRENT ASSETS:
    Cash and cash equivalents ....................................................     $      11,350      $       8,595
    Restricted cash ..............................................................             1,429              1,016
    Accounts receivable, net of allowance for doubtful accounts of $633 and $411
        at September 30, 2003 and December 31, 2002, respectively ................            31,616             29,961
    Inventories, net .............................................................            37,877             46,291
    Other receivables ............................................................             4,048              3,417
    Prepaid expenses and other current assets ....................................             3,163              2,888
                                                                                       -------------      -------------
                  Total current assets ...........................................            89,483             92,168
                                                                                       -------------      -------------

PROPERTY AND EQUIPMENT, net ......................................................             9,732             11,695
RESTRICTED CASH ..................................................................               876              2,878
OTHER ASSETS .....................................................................               171                285
                                                                                       -------------      -------------
                  Total assets ...................................................     $     100,262      $     107,026
                                                                                       =============      =============

                   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt and capital lease obligations ..............     $      51,305      $      60,863
    Trade accounts payable .......................................................            11,968              7,317
    Accrued expenses .............................................................             7,799              7,862
                                                                                       -------------      -------------
                  Total current liabilities ......................................            71,072             76,042
                                                                                       -------------      -------------

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current
      portion ....................................................................             2,544              3,094
DEFERRED INCOME ..................................................................             1,132              1,420

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and
       outstanding ...............................................................                --                 --
    Common stock, $0.001 par value; 40,000,000 shares authorized;
      19,178,459 and 18,397,983 shares issued at September 30, 2003 and December
      31, 2002, respectively; and 19,092,159 and 18,311,683 outstanding at
      September 30, 2003 and December 31, 2002, respectively .....................                19                 18
    Additional paid-in capital ...................................................            52,673             52,094
    Accumulated deficit ..........................................................           (28,005)           (25,557)
    Accumulated other comprehensive income .......................................               912                 --
    Treasury stock at cost, 86,300 shares at June 30, 2003 and
       December 31, 2002 .........................................................               (85)               (85)
                                                                                       -------------      -------------
                  Total shareholders' equity .....................................            25,514             26,470
                                                                                       -------------      -------------
                  Total liabilities and shareholders' equity .....................     $     100,262      $     107,026
                                                                                       =============      =============

EXHIBIT B
PFSWEB, INC. AND
SUBSIDIARIES
UNAUDITED CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
(In Thousands)


                                                                                        Business
                                                                                        Supplies
                                                                                      Distributors
                                                                       PFSweb, Inc.   Holdings, LLC   Eliminations    Consolidated
                                                                       ------------   -------------   ------------    ------------
REVENUES:
    Gross product revenue ..........................................   $         --    $     60,300   $         --    $     60,300
    Gross service fee revenue ......................................          8,918              --             --           8,918
    Gross service fee revenue, affiliate ...........................          2,062              --         (2,062)             --
                                                                       ------------    ------------   ------------    ------------
        Total gross revenues .......................................         10,980          60,300         (2,062)         69,218
    Less pass-through charges ......................................            901              --            (43)            858
                                                                       ------------    ------------   ------------    ------------
        Net revenues ...............................................         10,079          60,300         (2,019)         68,360

COSTS OF REVENUES:
    Cost of product revenue ........................................             --          56,988             --          56,988
    Cost of service fee revenue ....................................          6,282              --           (591)          5,691
                                                                       ------------    ------------   ------------    ------------
        Total costs of revenues ....................................          6,282          56,988           (591)         62,679
                                                                       ------------    ------------   ------------    ------------
        Gross profit ...............................................          3,797           3,312         (1,428)          5,681

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES ......................................................          5,500           2,211         (1,436)          6,275
                                                                       ------------    ------------   ------------    ------------
        Income (loss) from operations ..............................         (1,703)          1,101              8            (594)
EQUITY IN EARNINGS OF AFFILIATE ....................................            350              --           (350)             --
INTEREST EXPENSE (INCOME), NET .....................................           (115)            590             --             475
                                                                       ------------    ------------   ------------    ------------
         Income (loss) before income taxes .........................         (1,238)            511           (342)         (1,069)

INCOME TAX PROVISION (BENEFIT) .....................................            (89)            161             --              72
                                                                       ------------    ------------   ------------    ------------

NET INCOME (LOSS) ..................................................   $     (1,149)   $        350   $       (342)   $     (1,141)
                                                                       ============    ============   ============    ============

A reconciliation of Net income (loss) to EBITDA (LBITDA) follows:
Net income (loss) ..................................................   $     (1,149)   $        350   $       (342)   $     (1,141)
    Income tax expense (benefit) ...................................            (89)            161             --              72
    Interest expense (income) ......................................           (115)            590             --             475
    Equity in earnings of affiliate ................................           (350)             --            350              --
    Depreciation and amortization ..................................          1,136              14             (8)          1,142
                                                                       ------------    ------------   ------------    ------------
EBITDA (LBITDA) ....................................................   $       (567)   $      1,115   $         --    $        548
                                                                       ============    ============   ============    ============

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEETS AS OF SEPTEMBER 30, 2003 (In Thousands)


                                                                           Business
                                                                           Supplies
                                                                         Distributors
                                                          PFSweb, Inc.   Holdings, LLC   Eliminations    Consolidated
                                                          ------------   -------------   ------------    ------------
                          ASSETS

CURRENT ASSETS:
    Cash and cash equivalents .........................   $     10,183    $      1,167   $         --    $     11,350
    Restricted cash ...................................            325           1,104             --           1,429
    Accounts and other receivables, net ...............          6,335          29,812           (483)         35,664
    Inventories, net ..................................             --          37,877             --          37,877
    Prepaid expenses and other current assets .........          1,234           1,929             --           3,163
                                                          ------------    ------------   ------------    ------------
           Total current assets .......................         18,077          71,889           (483)         89,483
                                                          ------------    ------------   ------------    ------------

PROPERTY AND EQUIPMENT, net ...........................          9,732              --             --           9,732
NOTE RECEIVABLE FROM AFFILIATE ........................          8,005              --         (8,005)             --
RESTRICTED CASH .......................................            876              --             --             876
INVESTMENT IN AFFILIATE ...............................          3,978              --         (3,978)             --
OTHER ASSETS ..........................................            157              29            (15)            171
                                                          ------------    ------------   ------------    ------------
           Total assets ...............................   $     40,825    $     71,918   $    (12,481)   $    100,262
                                                          ============    ============   ============    ============

         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt and capital lease
       obligations ....................................   $      2,592    $     48,713   $         --    $     51,305
    Trade accounts payable ............................          3,887           8,564           (483)         11,968
    Accrued expenses ..................................          5,195           2,604             --           7,799
                                                          ------------    ------------   ------------    ------------
           Total current liabilities ..................         11,674          59,881           (483)         71,072
                                                          ------------    ------------   ------------    ------------

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less
    current portion ...................................          2,544              --             --           2,544
NOTE PAYABLE TO AFFILIATE .............................             --           8,005         (8,005)             --
DEFERRED INCOME .......................................          1,132              --             --           1,132
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Common stock ......................................             19              --             --              19
    Capital contributions .............................             --           1,000         (1,000)             --
    Additional paid-in capital ........................         52,673              --             --          52,673
    Retained earnings (accumulated deficit) ...........        (28,044)          1,714         (1,675)        (28,005)
    Accumulated other comprehensive income ............            912           1,318         (1,318)            912
    Treasury stock ....................................            (85)             --             --             (85)
                                                          ------------    ------------   ------------    ------------
           Total shareholders' equity .................         25,475           4,032         (3,993)         25,514
                                                          ------------    ------------   ------------    ------------
           Total liabilities and shareholders' equity .   $     40,825    $     71,918   $    (12,481)   $    100,262
                                                          ============    ============   ============    ============